Exhibit 99.1

FOR IMMEDIATE RELEASE

Oculus Innovative Sciences Reports Revenues of $3.4 Million for First Quarter of Fiscal 2014

•	EBITDAS for first quarter was ($713,000), which includes $477,000 of Ruthigen-related expenses in the quarter
•	Oculus’ wholly owned subsidiary, Ruthigen, files a registration statement on Form S-1A on August 8, 2013
•	Cash position of $5.4 million at June 30, 2013

Conference Call Begins at 4:30 p.m. (EDT) Today

PETALUMA, Calif.--(August 8, 2013)--Oculus Innovative Sciences, Inc. (Nasdaq: OCLS) today announced financial results for the first quarter of fiscal year 2014, ended June 30, 2013. Total revenues were $3.4 million for the first quarter were down $679,000 as compared to $4.1 million for the same period in the prior year.

“This is a year of transition for Oculus, setting the stage to create long-term value and stronger revenue growth with several exciting near-term opportunities,” said Jim Schutz, Oculus CEO. “First, our drug subsidiary, Ruthigen, continues to progress towards a planned IPO, which we believe will add significant short-term value in the form of cash and potential for increased stock price. Second, Vetericyn’s animal healthcare sales are picking back up after a slow spring with a strong start to the summer. Third, we see continued strong unit growth in Latin America that has averaged 50% plus over the last three quarters as compared to the prior years’ quarters. Fourth, we anticipate an FDA clearance for our new scar hydrogel and subsequent launch before the end of this fiscal year. And finally, international sales, especially in Europe, should show solid growth before our fiscal year end as a result of additional product approvals and added partners.  We believe the stage is set for a return to positive year-over-year revenue growth later this year and next.”

The decline in quarterly revenue growth was the result of three factors: 1) the delayed seasonal purchasing in the ranch and farm animal sector for the Vetericyn™ animal healthcare products due to late winter storms, which negatively impacted sales in the months of April and May, 2013; 2) lower dermatology sales due to the discontinuance of one partner and the launch of products by a new partner last year, causing a revenue spike in the first quarter of FY 2013, which was not repeated this quarter; and 3) the structure of the Latin America-Mexico partnership, completed in August last year, reduced Oculus’ short-term revenue growth despite a 53% increase in unit volume sales.

Product revenue in the United States for the three months ended June 30, 2013, decreased $710,000, or 35%, due to a decline in sales in U.S. dermatology and animal health care products. Oculus recorded revenue in the amounts of $741,000 and $1.1 million for the three months ended June 30, 2013 and 2012, respectively, from Innovacyn, the company’s animal healthcare partner. The late winter Eastern and Midwestern storms that occurred through spring have delayed seasonal sales to the ranch and farm animal sector for Q4 2013 and the first two months of Q1 2014. The decline in U.S. dermatology revenues was due to the discontinuation of Oculus’ partnership with Onset Dermatologics and revenue recognition in the launch of the Quinnova Pharmaceuticals’ Microcyn-based Atrapro® dermatology products in the first quarter of 2012, which was a one-time event and did not repeat in the first quarter of 2013.

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Revenue in Mexico for the three months ended June 30, 2013, was $1.4 million, up $46,000, or 3%, as compared to the same period in the prior year caused by the higher unit volume growth of 53% and the recognition of $375,000 related to the amortization of upfront license fees paid by More Pharma, our exclusive partner in Mexico. The increase in units sold and the amortization was partially offset by about a 54% reduction in the overall average sales price per unit. Also, due to the transfer of the sales function in Mexico to More Pharma, the company’s exclusive partner in Mexico, Oculus eliminated nearly all sales operating costs, thus improving the company’s long-term operating profitability in Mexico.

Revenue in Europe and rest of world for the three months ended June 30, 2013, increased $2,000 as compared to the same period in the prior year, with increases in sales in China, India and Singapore, partially offset by decreases in Europe and Middle East.

Oculus reported gross profit related to Microcyn® products of $2.1 million or 68% of product revenues, during the three months ended June 30, 2013, compared to a gross profit of $2.8 million, or 74% of product revenues, for the same period in the prior year. Gross margins were down due to the decline of margins in Mexico related to the More Pharma transaction, partially offset by higher gross margins in the United States and Europe.

Total operating expenses decreased by $53,000, or 2%, to $3.3 million for the three months ended June 30, 2013. Operating expenses minus non-cash expenses during the first quarter, were $3.0 million, with $3.0 million and remained flat when compared with $3.0 million for the same period in the prior year. Research and development expenses were $507,000 for the three months ended June 30, 2013, down $25,000 due to lower preclinical expenses. Selling, general and administrative expense decreased $28,000, or 1%, to $2.8 million during the three months ended June 30, 2013. The slight decrease was primarily due to lower selling expenses in Mexico, partially offset by higher expenses related to Ruthigen and investor-related costs in the United States.

Loss from operations minus non-cash expenses for the three months ended June 30, 2013, was $713,000, including $477,000 of expenses related to Ruthigen, compared to $22,000 for the same period in the prior year.

Net loss for the three months ended June 30, 2013, was $1.7 million, an increase of $2.2 million from a net income of $445,000 for the same period in the prior year. Non-operating (expense) income declined $1.5 million from the same period last year to an expense of $337,000 from an income of $1.2 million related to two separate non-cash adjustments related to stock issued to the company’s lender and warrants issued to an investor, which are in the table reconciling GAAP measures to non-GAAP measures below. Stock-based compensation charges were $347,000 and $400,000 for the quarters ended June 30, 2013, and 2012, respectively.

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As of June 30, 2013, Oculus had unrestricted cash and cash equivalents of $5.4 million, compared with $4.4 million as of June 30, 2012, and $7.9 million as of March 31, 2013.

Conference Call

Oculus management will hold a conference call today to discuss first quarter fiscal 2013 results and to answer questions, beginning at 4:30 p.m. EDT. Individuals interested in participating in the conference call may do so by dialing 877-303-7607 for domestic callers or 973-638-3203 for international callers. Those interested in listening to the conference call live via the Internet may do so at http://ir.oculusis.com/events.cfm. Please log on approximately 30 minutes prior to the presentation in order to register and download the appropriate software.

A telephone replay will be available for seven days following the conclusion of the call by dialing 855-859-2056 for domestic callers, or 404-537-3406 for international callers, and entering conference code 17450193. A webcast replay will be available on the site at http://ir.oculusis.com/events.cfm for one year following the call.

About Oculus Innovative Sciences, Inc.

Oculus Innovative Science is a global healthcare company that designs, manufactures and markets prescription and non-prescription products in 27 countries. The company's products are used to treat patients in surgical/advanced wound management, dermatology, women’s health and animal health markets; addressing the unmet medical needs of these markets, while raising the standard of patient care and lowering overall healthcare costs.  The company's headquarters are in Petaluma, California, with manufacturing operations in the United States and Latin America. More information can be found at www.oculusis.com

Forward-Looking Statements

Except for historical information herein, matters set forth in this press release are forward-looking within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, including statements about the commercial and technology progress and future financial performance of Oculus Innovative Sciences, Inc. and its subsidiaries (the “Company”). These forward-looking statements are identified by the use of words such as “anticipates,” “believes,” “expects,” “may,” “plans,” and “will,” among others. Forward-looking statements in this press release are subject to certain risks and uncertainties inherent in the Company's business that could cause actual results to vary, including such risks that regulatory clinical and guideline developments may change, scientific data may not be sufficient to meet regulatory standards or receipt of required regulatory clearances or approvals, clinical results may not be replicated in actual patient settings, protection offered by the Company's patents and patent applications may be challenged, invalidated or circumvented by its competitors, the available market for the Company's products will not be as large as expected, the Company's products will not be able to penetrate one or more targeted markets, revenues will not be sufficient to fund further development and clinical studies, the Company may not meet its future capital needs, the Company may not be able to obtain additional funding, as well as uncertainties relative to varying product formulations and a multitude of diverse regulatory and marketing requirements in different countries and municipalities, the uncertainties associated with an initial public offering of a separate public company, and the discretion of the Company’s Board of Directors to delay or cancel the spinoff prior to execution, and other risks detailed from time to time in the Company's filings with the Securities and Exchange Commission including its annual report on Form 10-K for the year ended March 31, 2013. The Company disclaims any obligation to update these forward-looking statements, except as required by law.

Oculus and Microcyn® Technology are trademarks or registered trademarks of Oculus Innovative Sciences, Inc. All other trademarks and service marks are the property of their respective owners.

Media and Investor Contact:

Oculus Innovative Sciences, Inc.

Dan McFadden

VP of Public and Investor Relations

(425) 753-2105

dmcfadden@oculusis.com

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OCULUS INNOVATIVE SCIENCES, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(In thousands, except share and per share amounts)

(Unaudited, except for the Year Ended March 31, 2013)

	June 30,	March 31,
	2013	2013
ASSETS
Current assets:
Cash and cash equivalents	$5,380	$7,900
Accounts receivable, net	2,192	1,707
Inventories, net	813	992
Prepaid expenses and other current assets	566	935
Total current assets	8,951	11,534
Property and equipment, net	908	800
Deferred offering costs	553	44
Other assets	169	187
Total assets	$10,581	$12,565
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,025	$808
Accrued expenses and other current liabilities	648	703
Current portion of cash settlement liability (See Note 3)	153	37
Deferred revenue	2,277	2,320
Current portion of long-term debt, net of debt discount of $469 (unaudited) and $521 at June 30, 2013 and March 31, 2013, respectively	657	1,259
Total current liabilities	4,760	5,127
Deferred revenue	2,253	2,619
Long-term debt, net of debt discount of $133 (unaudited) and $248 at June 30, 2013 and March 31, 2013, respectively, less current portion	696	676
Cash settlement liability, less current portion (See Note 3)	255	62
Total liabilities	7,964	8,484
Commitments and Contingencies
Stockholders’ Equity
Convertible preferred stock, $0.0001 par value; 5,000,000 shares authorized, none issued and outstanding at June 30, 2013 (unaudited) and March 31, 2013, respectively	–	–
Common stock, $0.0001 par value; 14,285,715 shares authorized, 6,625,555 and 6,583,150 shares issued and outstanding at June 30, 2013 (unaudited) and March 31, 2013, respectively	1	1
Additional paid-in capital	145,163	144,816
Accumulated other comprehensive loss	(3,090)	(2,991)
Accumulated deficit	(139,457)	(137,745)
Total stockholders’ equity	2,617	4,081
Total liabilities and stockholders’ equity	$10,581	$12,565

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OCULUS INNOVATIVE SCIENCES, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Comprehensive Loss (Income)

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended June 30,
	2013	2012
Revenues
Product	$2,721	$3,804
Product licensing fees	433	12
Service	218	235
Total revenues	3,372	4,051
Cost of revenues
Product	1,021	988
Service	151	179
Total cost of revenues	1,172	1,167
Gross profit	2,200	2,884
Operating expenses
Research and development	507	532
Selling, general and administrative	2,819	2,847
Total operating expenses	3,326	3,379
Loss from operations	(1,126)	(495)
Interest expense	(250)	(288)
Interest income	1	1
Loss due to change in fair value of common stock (See Note 3)	(309)	–
Gain due to change in fair value of derivative liabilities	–	1,247
Other expense, net	(28)	(20)
Net (loss) income	$(1,712)	$445
Preferred stock deemed dividend	–	(1,062)
Net loss available to common shareholders	$(1,712)	$(617)
Net loss per common share: basic and diluted	$(0.26)	$(0.14)
Weighted-average number of shares used in per common share calculations:
Basic and diluted	6,619	4,514
Other comprehensive loss
Net (loss) income	$(1,712)	$445
Foreign currency translation adjustments	(99)	(120)
Comprehensive (loss) income	$(1,811)	$325

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OCULUS INNOVATIVE SCIENCES, INC. AND SUBSIDIARIES

Reconciliation of GAAP Measures to Non-GAAP Measures

(In thousands)

(Unaudited)

	Three Months Ended June 30,
	2013	2012
(1) Loss from operations minus non-cash expenses (EBITDAS):
GAAP loss from operations as reported	$(1,126)	$(495)
Non-cash adjustments:
Stock-based compensation	347	400
Depreciation and amortization	66	73
Non-GAAP loss from operations minus non-cash expenses (EBITDAS)	$(713)	$(22)

(2) Net loss minus non-cash expenses:
GAAP net loss as reported	(1,712)	$445
Non-cash adjustments:
Stock-based compensation	347	400
Depreciation and amortization	66	73
Loss due to change in fair value of common stock	309	–
Loss (gain) due to change in fair value of derivative instruments	–	(1,247)
Non-cash interest expense	167	150
Non-GAAP net loss minus non-cash expenses	$(823)	$(179)

(3) Operating expenses minus non-cash expenses:
GAAP operating expenses as reported	$3,326	$3,379
Non-cash adjustments:
Stock-based compensation	(322)	(368)
Depreciation and amortization	(29)	(42)
Non-GAAP operating expenses minus non-cash expenses	$2,975	$2,969

Generally, a non-GAAP financial measure is a numerical measure of a company's performance, financial position or cash flow that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP.

(1)	Loss from operations minus non-cash expenses (EBITDAS) is a non-GAAP financial measure. The Company defines operating loss minus non-cash expenses as GAAP reported operating loss minus operating depreciation and amortization, and operating stock-based compensation. The Company uses this measure for the purpose of modifying the operating loss to reflect direct cash related transactions during the measurement period.

(2)	Net income (loss) minus non-cash expenses is a non-GAAP financial measure. The Company defines net income (loss) minus non-cash expenses as GAAP reported net loss minus depreciation and amortization, stock-based compensation, a change in the fair value of derivative instruments, and non-cash interest. The Company uses this measure for the purpose of modifying the net loss to reflect only those expenses to reflect direct cash transactions during the measurement period.

(3)	Operating expenses minus non-cash expenses is a non-GAAP financial measure. The Company defines operating expenses minus non-cash expenses as GAAP reported operating expenses minus operating depreciation and amortization, and operating stock-based compensation. The Company uses this measure for the purpose of identifying total operating expenses involving cash transactions during the measurement period.

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